UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

Virtu KCG Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282
(Address of principal executive offices)

(646) 682-6000
(Registrant’s telephone number, including area code)

KCG Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of April 20, 2017 (the “Merger Agreement”), by and among Virtu KCG Holdings LLC, a Delaware limited liability company, formerly known as KCG Holdings, Inc. (the “Company”), Virtu Financial, Inc., a Delaware corporation (“Virtu”), and Orchestra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Virtu (“Merger Sub”). Pursuant to the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of Virtu (the “Merger”), became effective on July 20, 2017 (the “Effective Date”).  On the Effective Date, in connection with the completion of the Merger, the Company was converted from a Delaware corporation having the name “KCG Holdings, Inc.” into a Delaware limited liability company having the name “Virtu KCG Holdings LLC.”

Item 1.02              Termination of a Material Definitive Agreement.

6.875% Notes

As previously disclosed, on June 21, 2017, at the direction of the Company, the trustee for the Company’s 6.875% Senior Secured Notes due 2020 (the “6.875% Notes”) delivered a notice of redemption (the “Redemption Notice”) to the holders of the 6.875% Notes. The Redemption Notice provides for the Company’s redemption of the 6.875% Notes on July 21, 2017 (the “Redemption Date”) at the redemption price set forth in the Indenture (the “6.875% Notes Indenture”), dated as of March 13, 2015 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent. The Company satisfied and discharged its obligations under the 6.875% Notes Indenture on the Effective Date by depositing with the trustee funds sufficient to pay the redemption price on the Redemption Date. Also on the Effective Date, in connection with the satisfaction and discharge of the Company’s obligations under the Indenture, the Security Agreement, dated as of March 13, 2015 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee and collateral agent, was terminated.

On July 21, 2017, the Company will redeem the outstanding 6.875% Notes at a redemption price equal to 103.438% of the principal amount, plus accrued and unpaid interest.

Credit Agreement

On the Effective Date, the Credit Agreement, dated as of June 5, 2015 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among KCG Americas, LLC, a wholly owned broker-dealer subsidiary of the Company, as borrower, the Company, as guarantor, the lenders party thereto, BMO Harris Bank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners, was terminated.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On July 20, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company as the surviving entity in the Merger. Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of the Company’s Class A common stock, par value $0.01 per share (the “Company Common Stock”), became entitled to receive $20.00 in cash without interest (the “Merger Consideration”) for each share of Company Common Stock (other than certain excepted shares as described in the Merger Agreement).

In addition, under the terms and subject to the conditions of the Merger Agreement, at the Effective Time: (1) each outstanding option to purchase shares of Company Common Stock (each, a “Stock Option”) granted under the Company’s Amended and Restated Equity Plan (the “Company Stock Plan”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Stock Option immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration of $20.00 per share over the exercise price per share of such Stock Option, less applicable taxes required to be withheld with respect to such payment; (2) each outstanding stock appreciation right (“SAR”) granted under the Company Stock Plan was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such SAR immediately prior to the Effective Time and (y) the excess, if any, of the Merger Consideration of $20.00 per share over the exercise price per share of such SAR, less applicable taxes required to be withheld with respect to such payment; (3) each outstanding restricted stock unit (“RSU”) granted under the Company Stock Plan, whether vested or unvested, was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time and (y) the Merger Consideration of $20.00 per share, less applicable taxes required to be withheld with respect to such payment and (4) each outstanding warrant to purchase shares of Company Common Stock (each, a “Warrant”) was converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Warrant and (y) the excess, if any, of the Merger Consideration of $20.00 per share over the then-current exercise price per share of Company Common Stock (without giving effect to any of the transactions contemplated by the merger agreement) previously subject to such Warrant, less applicable taxes required to be withheld with respect to such payment.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 21, 2017 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

As a result of the Merger, the Company no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On July 20, 2017, the Company notified the NYSE that the Merger had become effective and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE after the close of trading on July 20, 2017 and (ii) file with the Securities and Exchange Commission (the

“SEC”) a notification of removal from listing on Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On July 20, 2017, the NYSE filed the Form 25 with the SEC.

Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

Item 3.03                                           Material Modification to the Rights of Security Holders.

The information set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference into this Item 3.03.

As a result of the Merger, as of the Effective Time, each holder of a certificate formerly representing any shares of Company Common Stock or of book-entry shares of Company Common Stock no longer has any rights with respect to the shares, except for the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01                                           Changes in Control of Registrant.

The information set forth in Item 2.01 above is incorporated herein by reference into this Item 5.01.

As a result of the Merger, the Company became a wholly owned subsidiary of Virtu. The aggregate consideration paid by Virtu in connection with the Merger in respect of the Company Common Stock was approximately $1.4 billion, without giving effect to related transaction fees and expenses. Virtu funded the Merger with a combination of equity and debt financing, consisting of proceeds from (i) the sale of 40,064,103 shares of Virtu Class A common stock (39,725,979 of which were sold on the Effective Date and 38,124 of which are expected to be sold no later than October 6, 2017, subject to the satisfaction of certain conditions) to North Island Holdings I, LP, an investment vehicle funded by GIC Private Limited, a sovereign wealth fund of Singapore, and the Public Sector Pension Investment Board, a Canadian pension investment manager, for approximately $619 million, (ii) the sale of 8,012,821 shares of Virtu Class A common stock (6,346,155 of which were sold on the Effective Date and 1,666,666 of which are expected to be sold no later than October 6, 2017, subject to the satisfaction of certain conditions) to Aranda Investments Pte. Ltd., an investment vehicle funded by Singapore-based investment company Temasek Holdings (Private) Limited, for approximately $125 million; (iii) $610 million of senior secured first lien term loans provided to a Virtu subsidiary by certain lenders and JPMorgan Chase Bank, N.A., as administrative agent, which were assumed by VFH Parent LLC (“VFH”), a subsidiary of Virtu Financial LLC (“Holdings”), under the Fourth Amended and Restated Credit Agreement, dated as of June 30, 2017 (as amended, restated, supplemented or otherwise modified prior to the Effective Date), by and among Holdings, VFH, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and sole lead arranger and book runner, as of the Effective Date, and (iv) the issuance by another Virtu subsidiary of $500 million aggregate principal amount of 6.750% senior secured second lien notes due 2022.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the Effective Time (1) all of the Company’s directors, which includes Charles E. Haldeman, Jr., Debra J. Chrapaty, Daniel B. Coleman, Peter R. Fisher, Rene M. Kern, James T. Milde, John C. (Hans) Morris, Alastair Rampell,  Daniel F. Schmitt, Laurie M. Shahon, Colin Smith, Heather E. Tookes and Adrian Weller, were removed from office by Orchestra Borrower LLC (the “Escrow Issuer”) and replaced with Douglas A. Cifu, the director of the Escrow Issuer as of immediately prior to the Effective Time, (2) all of the Company’s officers, which includes Mr. Coleman, Steffen Parratt, Nick Ogurtsov, Phillip Allison, Ryan Primmer, John McCarthy, Michael Blum, Sean Galvin and

Greg Tusar, were removed from office by the Escrow Issuer and replaced with Mr. Cifu and Joseph Molluso, the officers of the Escrow Issuer as of immediately prior to the Effective Time, who were appointed as Chief Executive Officer and Chief Financial Officer of the Company, respectively, and (3) in connection with converting the Company from a corporation to a limited liability company, as further described below in Item 5.03, the Company will be member-managed by the Escrow Issuer. Prior to their respective appointments, each of Messrs. Cifu and Molluso advised the Company that, to the best of his knowledge, he was not currently a director of, and did not hold any position with, the Company or any of its subsidiaries.

Each of Messrs. Cifu and Molluso has further advised the Company that, to the best of his knowledge, neither he nor any of his immediate family members (1) has a familial relationship with any directors, other nominees or executive officers of the Company or any of its subsidiaries; or (2) has been involved in any transactions with the Company or any of its subsidiaries, in each case, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Douglas A. Cifu, age 51, became the Company’s Chief Executive Officer in July 2017. He currently serves as the Chief Executive Officer of Virtu and previously served as Virtu Financial LLC’s President and Chief Operating Officer and has served on its board of directors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008. Mr. Cifu also serves on the board of directors of Independent Bank Group, Inc., a regional bank holding company. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude. Mr. Cifu’s experience as a corporate attorney provides us with valuable insight regarding acquisitions, debt financings, equity financings and public markets.

Joseph Molluso, age 48, became the Company’s Chief Financial Officer and Treasurer in July 2017. He has been the Executive Vice President and Chief Financial Officer of Virtu since November 2013. Prior to joining Virtu, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013, where he provided strategic advice to financial institutions with a focus on market structure related companies. Mr. Molluso started his career as an investment banker specializing in financial services companies in 1997 at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse, where he helped establish the global financial technology group. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the organizational documents of the Company, except that all references therein to the name, date of incorporation, registered office and registered agent were changed to refer to the name, date of formation, registered office and registered agent, respectively, of the Company.  Immediately after the certificate of incorporation and the bylaws of the Company became effective, a certificate of conversion was filed to convert the Company from a corporation to a limited liability company and to change the name of the Company. After the conversion, the internal affairs of the Company will be governed only by the Limited Liability Company Act of the State of Delaware and a limited liability company operating agreement and not the General Corporation Law of the State of Delaware, the certificate of incorporation and the bylaws. The certificate of incorporation and the bylaws of the Company effective as of the Effective Time and the certificate of conversion and the limited liability company operating agreement of the Company effective immediately after the Effective Time, are filed as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On July 19, 2017, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon several matters in connection with the proposed Merger. A total of 64,483,909 shares of the Company’s Class A common stock, par value $0.01 (“Common Stock”), were entitled to vote as of the close of business on May 24, 2017, the record date for the Special Meeting, of which a quorum of 52,997,497 were present in person or by proxy at the Special Meeting. At this Special Meeting, holders of Common Stock were requested to vote upon: (1) the adoption of the Merger Agreement (the “merger proposal”), (2) the authorization of the Merger for purposes of Section 203 of the Delaware General Corporation Law (the “Section 203 merger authorization proposal”) and (3) the approval, on a non-binding, advisory basis, of the compensation that certain executive officers of the Company may receive in connection with the Merger pursuant to agreements or arrangements with the Company (the “compensation proposal”). The proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal, was not submitted for a vote. The following actions were taken by the Company’s stockholders with respect to each of the foregoing items presented for a vote at the Special Meeting:

Proposal 1. The Company’s stockholders approved the merger proposal. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval of the merger proposal	52,575,564	66,870	355,063	0

Proposal 2. The Company’s stockholders approved the Section 203 merger authorization proposal. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval of the Section 203 merger authorization proposal*	36,759,438	67,584	371,918	0

*Shares owned by Virtu and shares owned by Jefferies LLC that would be attributed to Virtu under Section 203 of the Delaware General Corporation Law were not permitted to vote on Proposal 2.

Proposal 3. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation proposal. The table below sets forth the voting results.

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval, on a non-binding, advisory basis, of the compensation proposal	50,788,349	1,285,714	923,434	0

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu KCG Holdings LLC (formerly known as KCG Holdings, Inc.)

	By:	/s/ Justin Waldie
		Name:	Justin Waldie
		Title:	Senior Vice President, General Counsel & Secretary

Dated: July 20, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated April 20, 2017, by and among Virtu Financial, Inc., Orchestra Merger Sub, Inc. and KCG Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by the Company on April 21, 2017).

3.1	Amended & Restated Certificate of Incorporation of KCG Holdings, Inc. as of the Effective Time.

3.2	Amended and Restated By-laws of KCG Holdings, Inc. as of the Effective Time.

3.3	Certificate of Conversion of Virtu KCG Holdings LLC, formerly known as KCG Holdings, Inc. as of immediately after the Effective Time.

3.4	Limited Liability Company Operating Agreement of Virtu KCG Holdings LLC, formerly known as KCG Holdings, Inc. as of immediately after the Effective Time.